Exhibit B-2



			   PRO FORMA AGENCY AGREEMENT
			   --- -----

				AGENCY AGREEMENT

     This Agreement ("Agency Agreement") is entered by and between the undersigned owner of Non-transferred Transmission Facilities ("Owner") and the Transco ("Transco") for the purpose of allowing the Transco to offer and provide transmission service and Wholesale Distribution Service over Non-transferred Transmission Facilities as detailed below.

     The Owners have filed rate schedules with FERC as part of a proposal for establishment of the Transco ("Rate Schedules"). Upon FERC approval and the transfer of operational control and/or ownership of those facilities in accordance with the Transco LLC Agreement, the Transco will control certain transmission facilities, control of which will be transferred to it under
Section 203 of the Federal Power Act. The Transco will offer to provide open access transmission service across those facilities. In accordance with the terms and conditions of the Southwest Power Pool ("SPP") RTO transmission tariff ("RTO Transmission Tariff") and the rates set forth in the Rate Schedules, it is intended that the Transco also will offer to provide transmission service and Wholesale Distribution Service over Non-transferred Transmission Facilities.

     In order for the Transco to offer service over Non-transferred Transmission Facilities, it is necessary that the Owner provide the authority to the Transco to provide the transmission and other services necessary.

     THEREFORE, the undersigned parties agree as follows:

				    ARTICLE I
		      INCORPORATION OF THE RTO TRANSMISSION
			    TARIFF AND RATE SCHEDULES

     The RTO Transmission Tariff and the Rate Schedules, including each and every constituent part as it or they may be amended, is incorporated into this Agency Agreement as though set forth herein in its entirety. In the event of any conflict between any provision of this Agency Agreement and the RTO Transmission Tariff and the Rate Schedules, the RTO Transmission Tariff and the Rate Schedules shall control. Capitalized terms not defined herein shall have the meaning set forth in the RTO Transmission Tariff.


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				   ARTICLE II
			 APPOINTMENT OF TRANSCO AS AGENT

     The Owner appoints the Transco as its agent to enter into service agreements in conformity with the RTO Transmission Tariff and the Rate Schedules on its behalf with regard to transmission services involving Non-transferred Transmission Facilities. It is agreed that such service agreements will bind the Owner to perform to the requirements and specifications of the RTO Transmission Tariff and service agreements where appropriate. A list of Non-transferred Transmission Facilities subject to this Agency Agreement is attached as Appendix A.

				   ARTICLE III
			    PERFORMANCE BY THE OWNER

     The Owner agrees to provide all services necessary or appropriate to performance under the RTO Transmission Tariff and service agreements thereunder with regard to RTO Transmission Tariff services involving Non-transferred Transmission Facilities. Upon the Transco's request, the Owner further agrees to provide the Transco with all information necessary or appropriate relating to the Non-transferred Transmission Facilities to permit or facilitate the Transco to provide service under the RTO Transmission Tariff and service agreements relating to such facilities.

				   ARTICLE IV
				     PAYMENT

     The Transco shall distribute revenues associated with service under the RTO Transmission Tariff and the Rate Schedules in accordance with the Pricing and Revenue Distribution Protocol, attached hereto as Appendix B.

				    ARTICLE V
		  EFFECTIVENESS, DURATION OF AGENCY AGREEMENT,
			      AND WITHDRAWAL RIGHTS

     5.1  TERM COEXTENSIVE WITH OPERATING AGREEMENT. This Section 5.1 shall be
	  -----------------------------------------
given effect if the Owner has committed its transmission assets to the Transco, either through transfer, lease or operating agreement, or is affiliated with a Transmission Owner that has committed its transmission assets to the Transco, either through transfer, lease or operating agreement. The Agency Agreement is effective with respect to the Owner on the effective date of the Owner's, or its affiliate's, transfer of transmission facilities to the Transco. The term of this Agency Agreement shall thereafter be coexistent with the operation of the Transco. This Agency Agreement is effective as of the date on which the Transco assumes rights and duties granted to it pursuant to Article II, which date shall be mutually agreed upon by the parties. The Owner may terminate this Agency


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Agreement on 90 days notice and subject to receipt of necessary regulatory approvals.

				   ARTICLE VI
			  LIABILITY AND INDEMNIFICATION

     6.1 The liability and indemnification provisions governing the Transco's liability to the Owner, and the Owner's liability to the Transco, including any indemnification, shall be the same as set forth in the RTO Transmission Tariff where the liability issue arises as a result of services under the RTO Transmission Tariff.

     6.2  As between the Parties to this Agreement, each Owner ("Indemnifying
								 ------------
Owner") shall assume liability for any injury or damage to persons or property
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arising from its own acts or neglect, including the acts or neglect of its directors, officers, employees, agents, or contractors, and shall release, indemnify and hold harmless Transco and each other Owner ("Indemnified Owners")
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from any damages, losses, claims, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or of third parties, arising from the Indemnifying Owner's performance or neglect of its obligations (whether arising from a finding of negligence, strict liability or other fault or responsibility) under this Agreement except in cases where, and only to the extent that, the gross negligence or intentional wrongdoing of Transco or the Indemnified Owner(s) contributes to the claimed injury or damage. Except as provided in the RTO Transmission Tariff, each Owner shall not be liable for any costs or expenses relating to the operation, repair, maintenance, or improvement of any of the transmission facilities committed to the Transco by any other Owner.

				   ARTICLE VII
			  DISPUTE RESOLUTION PROCEDURES

     Any dispute between or among the Transco and the Owner arising under this Agency Agreement shall be resolved in accordance with the Dispute Resolution procedures of the RTO Transmission Tariff.

				  ARTICLE VIII
			    INTEGRATION AND AMENDMENT

     This is an integrated Agreement which contains all terms and conditions of Agreement between the parties concerning the subject matter hereof. Any prior or oral agreements concerning the subject matter not stated herein are superseded by this Agency Agreement. This Agency Agreement may be amended only by an executed writing.


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				   ARTICLE IX
				    AUTHORITY

     The Owner hereto represents that the person executing this Agreement on its behalf is authorized to execute this Agreement and bind such Owner to its terms, and that such authorization has been made in compliance with all applicable laws, articles of incorporation, bylaws, and resolutions and in a manner such that the authorization is binding upon the Owner.

				    ARTICLE X
			    MISCELLANEOUS PROVISIONS

     10.1 DESCRIPTIVE HEADINGS. The descriptive headings of Articles, Sections,
	  --------------------
Subsections and other provisions of this Agreement have been inserted for convenience of reference only and shall not define, modify, restrict, construe, or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

     10.2 NO IMPLIED WAIVERS. The failure of a party to insist upon or enforce
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strict performance of any of the specific provisions of this Agreement at any time shall not be construed as a waiver or relinquishment to any extent of a party's right to assert or rely upon any such provisions, rights, or remedies in that or any other instance, or as a waiver to any extent of any specific provision of this Agreement; rather the same shall be and remain in full force and effect.

     10.3 SEVERABILITY. Except for Article V of this Agreement, each provision
	  ------------
of this Agreement shall be considered severable, and if for any reason any provision of this Agreement, or the application thereof to any person, entity, or circumstance, is determined by a court or regulatory authority of competent jurisdiction to be invalid, void, or unenforceable, then the remaining provisions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired, or invalidated, and such invalid, void, or unenforceable provision shall be replaced with a suitable and equitable provision pursuant to Section 10.6 in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, void, or unenforceable provision.

     10.4 GOVERNING LAW. This Agreement shall be interpreted, construed, and
	  -------------
governed by the laws of the State of Delaware, except to the extent preempted by the laws of the United States of America.

     10.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit or,
	  ----------------------
and be binding upon, each of the parties, their respective successors and assigns permitted hereunder. This Agreement shall not be assigned by any Owner, by operation of law or otherwise, without the prior approval of the Transco, except to a successor in the operation of the Owner's Non-transferred Transmission Facilities committed to this Agreement by reason of a merger,


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consolidation, reorganization, sale, spin-off, or foreclosure, as a result of which substantially all such facilities are acquired by such successor and such successor becomes an Owner under this Agreement.

     10.6 RENEGOTIATION. If any provision of this Agreement, or the application
	  -------------
thereof to any person, entity, or circumstance, is held by a court or regulatory authority of competent jurisdiction to be invalid, void, or unenforceable, or if a modification or condition to this Agreement is imposed by a regulatory authority exercising jurisdiction over this Agreement, then the parties shall endeavor in good faith to negotiate such amendment or amendments to this Agreement as will restore the relative benefits and benefits and obligations of the parties under this Agreement immediately prior to such holding, modification, or condition; provided, however, that any such amendments are subject to the provisions of Section 10.11 hereto. If such negotiations are unsuccessful, then the parties may exercise their individual or collective withdrawal or termination rights available under this Agreement.

     10.7 REPRESENTATIONS AND WARRANTIES. Each party, with respect to itself,
	  ------------------------------
represents and warrants to the other as of Effective Date of this Agreement as follows:

	  10.7.1 It is duly organized, validly existing, and in good standing under the laws of the jurisdiction where organized, and is qualified to do business in the jurisdictions necessary to perform this Agreement.

	  10.7.2 The execution, delivery, and performance of this Agreement are within its powers, have been duly and validly authorized by all requisite action, and do not conflict with any applicable law, any of the terms or conditions of its governing documents, or with any other binding agreement except third-party joint agreements covered by Section 10.13.

	  10.7.3 This Agreement has been duly executed and delivered by the party and, subject to the conditions, if any, expressly set forth in writing, this Agreement constitutes the legal, valid, and binding obligation of the party enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity.

	  10.7.4 It has, or will have as of the time required, all regulatory authorizations necessary for it to legally perform its obligations under this Agreement.


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	  10.7.5 There are no bankruptcy, insolvency, reorganization, receivership, or other arrangement proceedings pending or being contemplated by it, or to its knowledge threatened against it.

     10.8 FURTHER ASSURANCES. Each party agrees that it shall hereafter execute
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and deliver such further instruments, provide all information, and take or forbear such further acts and things as may be reasonably required and useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions of the Agreement.

     10.9 DELIVERY OF NOTICES. Except as otherwise expressly provided herein,
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notices required under this Agreement shall be in writing and shall be sent by
U.S. mail, overnight courier, hand delivery, facsimile, or other reliable electronic means. any notice required under this Agreement shall be deemed to have been given either upon delivery, if by U.S. mail, overnight courier, or hand delivery, or upon confirmation, if given by facsimile or other reliable electronic means.

     10.10 LIMITATIONS ON LIABILITY. Notwithstanding any other provision of this
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Agreement, no Owner shall be liable to any other Owner or Transmission User, as that term is defined in the RTO Transmission Tariff, for any actions taken pursuant to the direction of the Transco except in cases of the gross negligence or intentional wrongdoing of such Owner or Transmission User.

     10.11 ENTIRE AGREEMENT. This Agreement, including any attachments to this
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Agreement, the RTO Transmission Tariff, the Rate Schedules, the Operating
Agreement, the LLC Agreement, and other agreements referenced herein, constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and no previous or contemporary oral or written representations, agreements, or understandings made by any officer, agent, or employee of any Owner or of the Transco shall be binding unless contained in this Agreement, including the appendices attached hereto, the RTO Transmission Tariff, the Operating Agreement, or other agreements referenced herein. This Agreement shall not be amended except by the written agreement of the parties; provided, that the effectiveness of any such amendment shall be conditioned upon the execution of the same amendment by all other Owners.

     10.12 GOOD FAITH EFFORTS. The Owner agrees that it shall in good faith take
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all reasonable actions necessary to permit it to fulfill its obligations under this Agreement. Where the consent, agreement, or approval of the Owner must be obtained hereunder, such consent, agreement, or approval shall not be unreasonably withheld, conditioned, or delayed. Where the Owner is required or permitted to act, or omit to act, based on its opinion or judgment, such opinion or judgment shall not be unreasonably exercised. To the extent that the jurisdiction of any federal or state regulatory authority applies to any part of this Agreement and/or the transactions or actions covered by this Agreement, the Owner shall cooperate with the Transco and all other Owners to secure any


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necessary or desirable approval or acceptance of such regulatory authorities of such part of this Agreement and/or such transactions or actions.

     10.13 THIRD-PARTY JOINT AGREEMENTS. This Agreement, including the RTO
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Transmission Tariff, shall not be construed, interpreted, or applied in such a manner as to cause any Owner to be in material breach, anticipatory or otherwise, of any agreement in effect on the effective date of this Agreement, between such Owner and one or more third parties who are not Owners (regardless of the inclusion of one or more other Owners as parties to such agreement) for the joint ownership, operation, or maintenance of any electrical facilities covered by this Agreement, the RTO Transmission Tariff, the LLC Agreement, or the Operating Agreement.

     10.14 NO PARTNERSHIP. This Agreement is not intended, and shall not be
	   --------------
construed, interpreted or applied, to create a partnership or joint venture, and with the exception of the Transco, in accordance with the terms of this Agreement, no Owner shall be entitled to act as an agent for any other Owner with respect to the Transco.

     10.15 CURRENT DOCUMENTS. The Transco shall maintain current versions of all
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protocols, the RTO Transmission Tariff, the Rate Schedules, the LLC Agreement,
and the Operating Agreement and all amendments thereto and shall post such documents on its Internet World Wide Web Site or equivalent form of electronic posting and provide such documents to the Owner.


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     IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement, on their respective behalves.

On Behalf of the Transco                     On Behalf of the Owner


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						   Name of Owner

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	Title                                      Title

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	Signature                                  Signature

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	Date                                       Date


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				   APPENDIX A
		       LIST OF NON-TRANSFERRED FACILITIES

				  [TO BE ADDED]







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				   APPENDIX B
			PRICING AND REVENUE DISTRIBUTION
				    PROTOCOL

				  [TO BE ADDED]






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